SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2016

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(415) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2016, Invuity, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co. and Leerink Partners LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 2.8 million shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Shares”), all of which are being sold by the Company. The offering price to the public is $10.00 per share. Under the terms of the Purchase Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 420,000 additional shares of Common Stock.

The Shares and any additional shares of Common Stock purchased by the Underwriters under their option to purchase additional shares will be sold pursuant to an effective registration statement on Form S-3 (File No. 333-212395) (the “Registration Statement”), which the Securities and Exchange Commission declared effective on July 21, 2016, and a prospectus dated July 21, 2016 included in the Registration Statement, as supplemented by a prospectus supplement dated July 28, 2016. The closing of the Offering and the delivery of the Shares are expected to take place on August 2, 2016, subject to the satisfaction of customary closing conditions.

The Company expects to receive net proceeds from the Offering of approximately $25.9 million, or approximately $29.9 million if the Underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for continued expansion of its sales and marketing activities, investments in research and development, potential acquisitions or investments in complementary products, technologies or businesses, and working capital and other general corporate purposes.

The Purchase Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties.

A copy of the legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the validity of the Shares to be issued and sold in the Offering (including any additional shares of Common Stock issued by the Company and sold by the Underwriters under the Underwriters’ option to purchase additional shares) is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

On July 28, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated July 28, 2016, by and between Invuity, Inc., and Piper Jaffray & Co. and Leerink Partners LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in its opinion filed as Exhibit 5.1)

99.1	Press Release dated July 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.

Date: July 29, 2016	By: /s/ James Mackaness
James Mackaness
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated July 28, 2016, by and between Invuity, Inc., and Piper Jaffray & Co. and Leerink Partners LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in its opinion filed as Exhibit 5.1)

99.1	Press Release dated July 28, 2016.